UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010

CHINA HEALTH RESOURCE, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-50029	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R. China
(Address of Principal Executive Offices)

+(86-825) 239-1788
(Issuer’s Telephone Number)

___________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

China Health Resource, Inc. (“CHRI” or the “Company”) today announced that that it will restate its historical financial statements. On April 14, 2010, the Board concluded that the company must restate its historical financial statements for the third quarter of 2009 to accurately record 43,000,000 common shares that were cancelled in error.

On July 30, 2009, the Company and Mr. Lei Guo, the Trustee, on behalf of Sichuan Yinfa Resource Co., Ltd, the Trustor, agreed to terminate the Note, issued on January 21, 2009. Pursuant to the termination of the Lease Property and Note, effective July 30, 2009, the 12,605,615 shares of the Company’s Class A Common Stock issued to the Trustee, on March 30, 2009, were withdrawn and cancelled, but the Trustee was allowed to retain the 43,000,000 shares of the Common Stock issued December 30, 2008.

The Form 10-Q quarterly report for period ended September 30, 2009 reported in error that the 43,000,000 shares in connection with the termination of the Lease Property and Note were being withdrawn and cancelled in the financial statement footnotes under Note D.

Accordingly, the financial statements and all similar communications issued by the company relating to those periods should not be relied upon pending completion of the restatements.

The Board of Directors anticipates its review of the Company’s financial statements will be completed by the end of the second quarter. As soon as practicable following the completion of the review, the Company intends to prepare restated financial statements for all affected periods and thereafter become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended.

The Company has discussed the above matters with Lake & Associates, CPA, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By:	/s/ Wang, Jiayin
Wang, Jiayin
Title:	President

Dated:	April 14, 2010